UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2005

Checkers Drive-In Restaurants, Inc.

(Exact name of Registrant as specified in its charter)

Commission file number 0-19649

Delaware	58-1654960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

4300 West Cypress Street
Suite 600
Tampa, FL	33607
(Address of principal executive offices)	(Zip code)

(813) 283-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) On April 5, 2005, Checkers Drive-In Restaurants, Inc. (the “Company”) informed KPMG, LLP (“KPMG”) of its dismissal as the Company’s independent registered public accounting firm. The decision to change the Company’s auditors was recommended and approved by the Company’s Audit Committee of the Board of Directors and approved by the Company’s Board of Directors. The reports of KPMG on the Company’s consolidated financial statements as of and for the years ended January 3, 2005 and December 29, 2003, and management’s assessment of internal control over financial reporting as of January 3, 2005 and the effectiveness of internal control over financial reporting as of January 3, 2005, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s opinion dated April 4, 2005 on the Company’s effectiveness of internal control over financial reporting as of January 3, 2005, expressed an adverse opinion on the effective operation of internal control over financial reporting. During the fiscal years ended January 3, 2005 and December 29, 2003, and through April 5, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such years.

During the Company’s two most recent fiscal years ended January 3, 2005 and December 29, 2003, and through April 5, 2005, the Company had no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K, other than the material weaknesses in internal controls, which were disclosed in the Company’s Form 10-K filed on April 5, 2005. In the Form 10-K, Section 9A, the Company disclosed:

The Company lacked sufficient personnel resources with adequate expertise to account for income tax matters and complex non-routine transactions in accordance with U.S. generally accepted accounting principles. As a result, material errors in interim and annual calculations of income tax expense were identified and corrected prior to issuance of the Company’s consolidated financial statements as of and for the year ended January 3, 2005. This deficiency results in more than a remote likelihood that a material misstatement of the annual or interim financial statements would not be prevented or detected on a timely basis by employees during the normal course of performing their assigned functions.

The Company lacked sufficient personnel resources with adequate knowledge of accounting and financial reporting to perform effective supervisory reviews of significant non-routine transactions and the related accounting entries. As a result, errors occurred in the Company’s accounting for leases which could have been material to the Company’s interim and annual consolidated financial statements. This deficiency results in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements would not be prevented or detected on a timely basis by employees in the normal course of performing their assigned functions.

The Company has requested that KPMG furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above statements. Attached as Exhibit 4.1 is a copy of KPMG’s letter, dated April 11, 2005.

(b) On April 5, 2005, the Company’s Audit Committee appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s new independent registered public accounting firm.

During the years ended January 3, 2005 and December 29, 2003, and through April 5, 2005 (the date Grant Thornton accepted its appointment), the Company did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. The Company has not yet consulted with Grant Thornton regarding the advice and observations made by KPMG with respect to the Company’s internal controls discussed above.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
4.1	Letter from KPMG, LLP to the Securities and Exchange Commission dated April 11, 2005.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Checkers Drive-In Restaurants, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2005	Checkers Drive-In Restaurants, Inc.

	By:	/s/ Keith E. Sirois

EXHIBIT INDEX

Exhibit No.	Description
4.1	Letter from KPMG, LLP to the Securities and Exchange Commission dated April 11, 2005.